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                                                                    EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 8, 2003, accompanying the financial statements and Schedule II of Plastipak Holdings, Inc. contained in Amendment No. 2 to Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Southfield, Michigan

April 2, 2003